UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2019

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around April 5, 2019.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                failing to maintain and protect our brand, independence, and reputation;

•                failing to differentiate our products and continuously create innovative, proprietary research tools;

•                liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•                inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments;

•                failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                trends in the asset management industry, including the decreasing popularity of passively managed investment vehicles and increased industry consolidation;

•                an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;

•                compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•                the failure of acquisitions and other investments to produce the results we anticipate;

•                the failure to recruit, develop, and retain qualified employees;

•                challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•                liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and

•                the failure to protect our intellectual property rights or claim of intellectual property infringement against us.

Investor Questions and Answers: March 18, 2019

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through March 15, 2019.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1.              Can you discuss any medium-, or long-term operating margin goals? Do you still expect margins to return back to historical norms, and if so, what is the approximate time frame? How do you think about profitability vs. your peers?

While we do not provide operating margin goals or future financial targets, we are focusing on generating sustainable long-term growth. That means maintaining a spread between revenues and expenses with a focus on creating operating leverage and margin accretion.

Relative to primary peers, we believe most of our major products have margins that are comparable while still recognizing that our business is not a perfect match to any one company. Comparability is impacted by several factors, including the mix, maturity stage and product life cycle. That said, if we analyze the set of public peers referenced in our annual report, the average operating margin of the group in the latest fiscal year was in the mid 20s. That compares to our most recently reported operating margin of 21.2% for 2018, up from 18.6% in 2017. Our average reported operating margin in the preceding 5 years was 22.4%, adjusted for the large litigation settlement in 2014. Average reported revenue growth of the same group was approximately 10% in their last reported fiscal year compared to our reported growth of 11.9%

When we look at “historical norms,” it’s important to note that our business continues to evolve. Our product mix has changed as we acquired PitchBook and built out other areas, such as Investment Management and Credit Ratings. As an example, PitchBook had a dilutive impact on our overall operating margin last year inclusive of deal-related amortization and stock-based compensation. However, this was consistent with our expectations, and we are comfortable with continuing to invest for growth due to strong performance and returns.

PitchBook

2.              PitchBook has had impressive organic growth. Can you give some insight into what is driving the growth? Can you also share the competitive dynamics in that space? Who does PitchBook compete with? Are they the industry leader by market share? How does PitchBook earn revenues (per user per month)? Finally, how have margins been tracking at PitchBook versus expectations?

In 2018, PitchBook revenues increased 56.6% to $99.6 million, driven primarily by growth in the number of licenses at both new and existing customers. PitchBook is now our fourth largest product line and generated close to 10% of our consolidated revenue last year.

We have been successful in driving growth from new and existing customers by delivering incremental value through the PitchBook Platform. Our focus on the quality of our data and rigorous research process, continued product innovation, and our sales and marketing process are all important contributors.

Our efforts in 2018 are a great example of how we enhanced our value proposition. We delivered more than 300 upgrade releases through the PitchBook platform, making it easier and faster to derive meaningful insights into the evolving capital markets. We also focused on expanding datasets, adding coverage of over 320,000 new private middle market companies and substantially increasing the number of financial statements available for more than 70,000 European private companies already covered. Additionally, we further expanded the suite of fundamental equity data on the PitchBook platform to provide comprehensive public-company data alongside PitchBook’s private market data.

Pricing is based on the number of seats that a customer licenses, and we generally charge annual license fees per user. We also offer more customized pricing for large enterprises, boutiques, and start-up firms. PitchBook’s main competitors include CB Insights, Dow Jones VentureSource, Prequin, S&P Capital IQ, and Thomson Reuters. As we have referenced before, we believe the addressable market is close to $1.8 billion which would imply a current market share of close to 6%.

We are extremely pleased with PitchBook’s financial performance and how the business has tracked relative to our expectations since the acquisition. We’ve stated in the past that PitchBook’s margin profile is lower than our corporate average, but robust revenue growth and recent success at sharing corporate resources have contributed to some more recent margin improvement.  Over time, we believe PitchBook will reach a similar operating margin profile as the rest of Morningstar.

Organic Revenue Growth

3.              With the growth in headcount and expenses to support growth over recent quarters, do you feel that you have now sufficiently invested to build out capabilities? Or do you expect to continue increasing investments? Are you able to call out specific areas that are expected to benefit most from recent investments? Which of your key investment areas have the greatest runway for growth? Could you comment on your market share in those areas and how they have trended over time?

We have continued to focus investment in organic opportunities to scale and grow the business and create long term value. In 2018, our headcount grew approximately 10%, and overall expense growth was 8.4% relative to organic revenue growth of 11.4%. About half of the headcount growth was driven by PitchBook, and the remaining majority was from expansion of our data and development capabilities in India and China. We also invested in business development resources, research, and product development globally.

Over the past few years, we have focused our investments in key growth areas including Morningstar Data, Morningstar Direct, PitchBook, Morningstar Managed Portfolios, Workplace Solutions, and Morningstar Credit Ratings. These have all contributed to strong revenue growth and returns. Revenue generated from these product areas collectively grew at a 12.6% compound annual growth rate from 2014 to 2017 and achieved 16.7% organic growth in 2018. We believe these solutions will continue to drive outsized growth relative to the rest of Morningstar in the near to medium-term.

Additionally, we believe we still have substantial runway across these key areas to capitalize on market opportunities and gain share, so we anticipate continuing to invest prudently across our business. This is important to do and is part of the growth mindset we maintain at Morningstar. Additionally, our share relative to larger competitors highlights that we have room to expand further from our current base.

We believe it is equally important to drive further efficiency as we scale. This is highlighted by our efforts to increase the level of automation in our business. Across the broader Morningstar organization, we’ve been rolling out robotic process automation (RPA) with an eye toward automating labor-intensive tasks in our functional areas like data, finance, and design, as well as in our product organizations. We are also in process of migrating our technology infrastructure and parts of our data centers to the public cloud over the next several years. During this migration, we expect to run certain applications and infrastructure in parallel, bringing some transitional effects on our level of capital expenditures and operating expenses.

4.              Morningstar has achieved solid organic growth over the past year. Could you categorize that growth in terms of new customers, increased pricing with existing customers, additional offerings with existing customers, etc?

The question pertains more to our licensed-based products where a mix of new customers, client retention, new offerings and increased pricing all had an impact on our annual results. In 2018, our licensed-based revenue grew 12.6%. The three largest contributors were PitchBook, Morningstar Data and Morningstar Direct.

PitchBook’s revenue increased 56.6%, due primarily to 65.2% growth in new licenses. We have been successful in driving growth from new and existing customers by delivering incremental value through the PitchBook Platform. Morningstar Data’s revenue increased 11.5% in 2018. Here, revenue was positively impacted by increased demand for our core datasets, primarily within managed products and market data lines. Morningstar Direct’s revenue was up 10.9% for the year relative to 8.3% license growth. This was largely due to demand for our current platform although we expect future mix shifts from the recent launch of our web-based Morningstar Direct for Asset Management and Morningstar Direct for Wealth Management platforms.

We also look at renewal rates for our products. Last year, across all of our licensed-based products and services, our weighted average renewal rate was approximately 100%. While we do not disclose the specific renewal rates by product, PitchBook and Data had rates above 100% as increased sales to existing customers and customary price increases offset customer churn. For Direct, we were closer to a 100% renewal rate in 2018.

Capital Allocation

5.              Can you discuss your capital allocation plans? How is the M&A environment, and have you seen any attractive potential targets?

Our capital allocation goals remain consistent with our stated policy, with a primary emphasis on organic growth. We have a solid track record and balanced approach to capital allocation over time. In 2018, our capital expenditures were up 14.3% due to increased levels of capitalized software development to enhance capabilities our products, internal infrastructure, and software. We also increased our dividend and favored more debt reduction relative to share repurchases.

We believe that the strength of our balance sheet, cash flow generation and current cash position provide us with great flexibility to be opportunistic with acquisitions. We evaluate acquisitions on a case-by-case basis and consider M&A to support our growth strategies. We evaluate the returns of any potential acquisition relative to expected returns for the other uses of capital.

In reviewing potential acquisitions, we focus on transactions that:

•                  Fit with our mission of empowering investors;

•                  Align to the three secular trends we are positioning the business around:

•                  Growing demand for differentiated data, research, and analytics

•                  Investors demanding more value from advice providers

•                  Convergence of public and private markets

•                  Build our investment databases, research capabilities, technical expertise, or customer groups faster or more cost effectively than we could if we built them ourselves; and

•                  Offer a good cultural fit with our entrepreneurial spirit and brand leadership

We are active in looking at potential M&A opportunities across the business, but we maintain a very high hurdle for completing transactions. As data has shown, acquisitions can easily destroy value, and we take our responsibility of being good capital stewards seriously. Thus, while you should expect us to be opportunistic, it is highly unlikely we will be among the most active firms on the acquisition front. Additionally, it is worth pointing out that the current environment has created eye-popping valuations across financial technology, and we would have a hard time earning meaningful returns given current valuation premiums. You might see us be more active in a downturn, when valuations return to more reasonable levels. In the meantime, we are excited about our organic growth opportunities.

Enterprise Contract Trends

6.              It seems large information services/data providers (competitors) are transitioning to enterprise contracts (vs. monthly per user fees), at least for larger clients? Is this a trend that you see with your client base? How is management positioning the company as the market shifts towards enterprise contracts?

We have diverse lines of business across our portfolio, and we continuously explore different revenue and pricing models.  It’s worth pointing out that we have always had a mix of enterprise and per-user contracts, and we largely use client preference as a means to govern between the two. That said, our data contracts are generally more of the enterprise kind, while our software contracts (including Morningstar Direct and PitchBook) tend to be based more on per-user fees. We also value simplicity and transparency a great deal in our pricing. Overall, we do not see a trend favoring one type of pricing model over another.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 18, 2019	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer